EXHIBIT 4a

                           SUBORDINATED CAPITAL NOTE

Date:  October 31, 1996                                      Amount $77,500.00

Final Installment Due Date:  October 31, 2001


        1. Promise to Pay. The undersigned promises to pay to the order of Gary A. Herder (the "Lender"), at 5944 East Kilgore Road, Kalamazoo, Michigan 49001, the sum of Seventy-Seven Thousand Five Hundred and No/100 U.S. Dollars ($77,500.00) and to pay interest on the unpaid balance at the rate of 12% per annum until this Note becomes due, whether by default or maturity.

               Interest on the unpaid balance of this Note shall be payable in quarter annual installments commencing January 31, 1997 and on the last day of each April, July, October and January thereafter, until October 31, 2001 on which date the entire unpaid balance of principal and interest shall be due and payable in full.

               The Lender may charge a late charge equal to 1 1/2% of each installment which is received by the Lender more than ten (10) days after such payment is due under the terms of this Note. If any payment applied by the Lender to this Note is subsequently set aside, recovered, rescinded or otherwise required to be returned or disgorged by the Lender for any reason (pursuant to bankruptcy proceedings, fraudulent conveyance statutes, or otherwise), this Note shall be deemed to have continued in existence, notwithstanding the application, and this Note shall be enforceable as to the amount of such payment as fully as if the Lender had not received and applied the payment.

        2. Prepayment. Except as set forth in Section 3 below, this Note may be prepaid in whole or in part at any time, without premium or penalty, and in the case of prepayment of less than all the outstanding principal and interest of this Note, the prepayment shall be applied first to accrued and unpaid interest and then to principal; provided, however, that any prepayment of principal shall be prorated among the principal debt outstanding for all Subordinated Notes issued by the undersigned on the date hereof in the aggregate principal amount of $680,000.

        3. Subordination and Cancellation. The indebtedness evidenced by this Note, principal and interest, shall be subordinate and junior in right to payment to the extent set forth in this Section 3 to all principal and interest of all indebtedness and obligations of the undersigned PRAB, INC. (the "Company") whether outstanding at the date hereof or created or incurred after the date hereof, including, but not limited to, indebtedness and obligations arising out of loans, accounts payable, and all contractual obligations of the Company (the "Senior Debt"); provided that for purposes of this Section 3, Senior Debt does not include the indebtedness and obligations of the undersigned to FMB-Arcadia Bank whether such indebtedness is outstanding at the date hereof or created or incurred after the date hereof (the "Bank Debt"). The indebtedness evidenced by this Note has been subordinated in right of payment to the Bank Debt pursuant to the terms of a Subordination Agreement from the Company and the Lender to FMB-Arcadia Bank of even date herewith. Any transferee of this Note takes this Note subject to the provisions of such Subordination Agreement which imposes certain restrictions on payment of this Note.






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               a. Interest Payments. The Lender and any subsequent holder hereof (collectively the "Payees"), shall have the right (subject to Sections b and j below) to enforce payment of all interest when due under this Note; provided that the Payees hereby agree not to accelerate payment of this Note upon occurrence of any event of default hereunder, until all Senior Debt has been paid in full.

               b. Liquidation, Etc. Upon any distribution of all or substantially all of the Company's assets prior to payment of all principal due under this Note in accordance with the provisions of Section c below, whether by reason of sale, reorganization, liquidation, dissolution, arrangement, bankruptcy, receivership, assignment for the benefit of creditors, foreclosure or otherwise, holders of Senior Debt (the "Senior Debt Holders") shall be entitled to receive payment in full for the Senior Debt before any payment on account of principal or interest is made upon this Subordinated Note.

               c. Payment of Principal. Notwithstanding anything to the contrary contained herein, the principal amount due under this Note may be paid by the Company to the Payees (whether as a prepayment or on and after maturity on October 31, 2001) if, and only if, at the time of each such payment of principal, such payment could lawfully be made by the Company as a distribution to its shareholders pursuant to
        Section 345 of the Michigan Business Corporation Act (MCLA ss.
        450.1345)

               d. Receipt of Certain Payments. In the event the Payees shall receive any payment with respect to this Subordinated Note that they are not entitled to retain pursuant to Sections b and c, such payment shall be immediately paid by the Payees to the Company and, until so delivered, shall be held in trust by the Payees on behalf of the Company.

               e. Transfer. The Payees shall not assign this Subordinated Note without having first delivered to the Company prior written notice of any assignment and an acknowledgement and agreement of the assignee to be bound by the terms and provisions of this Section 3.

               f. Continuing Subordination. This Section 3 shall constitute a continuing agreement of subordination, and any Senior Debt Holder may, without notice to the Payees, lend monies, extend credit and make other financial accommodations to or for the account of the Company.

               g. Further Agreements with the Company. Any Senior Debt Holder, at any time and from time to time, may enter into such agreement or agreements with the Company as such holder may deem proper extending the time of payment or renewing or otherwise altering the terms of all or any Senior Debt or affecting any security or guaranty underlying any or all of such indebtedness, or may exchange, sell or surrender or otherwise deal with any security, or may release any balance of funds of the Company, without notice to the Payees and without in any way impairing of affecting the subordination provided in this Section 3.




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               h. No Waiver. A Senior Debt Holder's delay in or failure to exercise any right or remedy shall not be deemed a waiver of any obligation of the Payees or right of such holder. This Section 3 may be modified, or any Senior Debt Holder's rights hereunder waived, only by agreement in writing signed by the Senior Debt Holders, the undersigned and the Payees.

               i. Benefit. This Section shall inure to the benefit of the successors and assigns of all Senior Debt Holders and bind the successors, heirs, legal representatives, and assigns of the Payees.

               j. Cancellation of Debt. In the event any judgment, order, or finding is issued by any federal, state, or bankruptcy court of competent jurisdiction determining that all or any part of the "Acquisition Transactions" (as defined below) constituted a "Fraudulent Transfer" (as defined below), then: (i) this Note shall be discharged, void and unenforceable; (ii) all amounts paid by the Company to the Payees pursuant to the terms of this Note shall be immediately returned by the Payees to the Company; and (iii) the Company shall have no obligation to pay any amounts to the Payees arising from the indebtedness and loans evidenced by this Note. The term "Acquisition Transactions" means, the transactions arising out of or relating to the purchase by the Company of stock of the Company from the State of Michigan Retirement Systems as contemplated by a Stock Purchase and Sale Agreement of even date herewith; the issuance of this Note by the Company; and the indebtedness incurred by the Company to FMB-Arcadia Bank and the granting of liens in the Company's property to FMB-Arcadia Bank to secure such indebtedness. The term "Fraudulent Transfer" means: a conveyance determined to be fraudulent under the Michigan Uniform Fraudulent Conveyance Act (MCLA ss. 566.11 et seq.); any transfer which may be avoided pursuant to Section 548 of the Bankruptcy Code (11 U.S.C. ss. 548); any other conveyance determined to be fraudulent as to creditors of the Company under any existing or future federal or state statute; or a "distribution" prohibited by Section 345 of the Michigan Business Corporation Act (MCLA ss. 450.1345).

        4. Default. Occurrence of any of the following events shall be an "Event of Default" under this Note: (a) non-payment when due of any payment due under this Note if such non-payment continues for ten (10) days; (b) failure of the undersigned to comply with any material term of any agreement between the undersigned and the Lender; (c) the undersigned becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors or any proceeding is instituted by or against the undersigned under any bankruptcy, insolvency or similar laws or any judgment is entered or any writ of attachment, garnishment or execution or tax lien is issued or levied against the undersigned or any of its properties; (d) any material indebtedness of the undersigned becomes due by reason of default and/or acceleration of the maturity thereof; (e) dissolution, merger, or consolidation of the undersigned; or (f) cessation of the normal business operations of the undersigned.

        5.     Remedies on Default.  Upon occurrence of an Event of Default:
(a) this Note shall, at the Lender's option, be immediately due and payable without demand or notice; and (b) the Lender may exercise any right and remedies granted to it by this Note or otherwise available to the Lender under applicable law. The undersigned agrees to pay all expenses of



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the Lender, including reasonable attorneys' fees incurred by the Lender, in seeking collection of this Note (including participating or taking action in any bankruptcy or other insolvency proceeding of the undersigned).

        6. Waivers. The undersigned waives demand, presentment, notice of dishonor and protest and consents to: (a) any extension or postponement of the time for payment; and (b) any renewal of this Note or indulgences granted by the Lender with respect to enforcement of its terms.

        7. Miscellaneous. All persons signing this Note on behalf of a corporation warrant to the Lender that they are duly and properly authorized to execute this Note and that the proceeds will be used by the entity for business purposes. Nothing in this Note shall waive or restrict any right of the Lender granted in any other document or by law. No delay on the part of the Lender in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Lender of any right or remedy shall preclude any other future exercise of that right or remedy or the exercise of any other right or remedy. The terms and conditions of this Note may not be amended, waived or modified except in a writing signed by the Lender expressly stating that the writing constitutes an amendment, waiver, or modification of the terms of this Note. A waiver on one occasion shall not be construed as a waiver of that term on any future occasion. Acceptance of partial or late payments owing on this Note at any time shall not be deemed a waiver of any default. All rights, remedies and security granted to the Lender herein are cumulative and in addition to other rights, remedies or security which may be granted elsewhere or by law. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law. If any provision hereof shall be declared invalid or illegal it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Note. Any reference to the Lender shall include any holder of this Note and any holder shall succeed to the Lender's rights. This Note shall bind the successors and assigns of the undersigned. The undersigned agrees that any action for enforcement of this Note may be brought in any municipal or state court in Kalamazoo County, Michigan, having jurisdiction of the subject matter; it consents to personal jurisdiction over it by such courts; and it consents to venue in such courts. This Note has been executed in Michigan and is governed by Michigan law.


Borrower's Address:                         Borrower:

5944 East Kilgore Road                      PRAB, INC., a Michigan corporation
Kalamazoo, MI 49001

                                            By:     /s/ Gary A. Herder
                                                   ---------------------------
                                                   Gary A. Herder
                                            Its:   President



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